                        Plum Creek Timber Company, Inc.  PCL                Form 3-July 29, 2003
Robin Josephs
999 Third Ave.
Seattle, WA 98104-4096
USA
                                        POWER OF ATTORNEY
        KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Robin Josephs, hereby constitutes and appoints each of James A. Kraft and Jose J. Quintana, each signing singly, the undersigned's true and lawful attorney-in-fact to:
        (1)        execute for and on behalf of the undersigned, in the undersigned's capacity as a director of Plum Creek Timber Company, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder;
        (2)        do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
        (3)        take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
        The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-
fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each foregoing attorney-in-fact.
        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of July, 2003.
                                                                Robin Josephs
                                                                /s/ Robin Josephs